UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

November 7, 2013
Date of Report (Date of earliest event reported)

Kratos Defense & Security Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-34460	13-3818604
(Commission File Number)	(IRS Employer Identification No.)

4820 Eastgate Mall, Suite 200, San Diego, CA	92121
(address of principal executive offices)	(Zip Code)

(858) 812-7300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

On November 7, 2013, Kratos Defense & Security Solutions, Inc. (the “Company”) issued a press release regarding the Company’s financial results for the third quarter for 2013.  The full text of the Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01.  Exhibits.

Exhibit No.	Description
99.1	November 7, 2013 Press Release by Kratos Defense & Security Solutions, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kratos Defense & Security Solutions, Inc.

Date: November 7, 2013	By:	/s/ Deanna H. Lund
Deanna H. Lund
Executive Vice President, Chief Financial Officer

Exhibit 99.1

FOR IMMEDIATE RELEASE	Press Contact: Yolanda White 858-812-7302 Direct Investor Information: 877-934-4687 investor@kratosdefense.com

Kratos Reports Third Quarter 2013 Financial Results

Revenue of $226.4 Million and Adjusted EBITDA of $24.0 Million

Pro Forma EPS of $0.02

10 Percent Revenue and Adjusted EBITDA Sequential Growth Forecast for the Fourth Quarter

Updates 2013 Financial Guidance

SAN DIEGO, CA, November 7, 2013 – Kratos Defense & Security Solutions, Inc. (Nasdaq:KTOS), a leading National Security Solutions provider, today reported third quarter revenues of $226.4 million and Adjusted EBITDA of $24.0 million, or 10.6 percent of revenue.  For the nine months ended September 29, 2013, Kratos’ Public Safety & Security Business (PSS) has generated year-over-year organic growth of approximately 12.2 percent, with strong year-over-year growth expected to continue in the fourth quarter of fiscal 2013.  Cash Flow from Continuing Operations for the third quarter was $2.6 million, and Adjusted Free Cash Flow was a use of $2.3 million.  The Adjusted Free Cash Flow use in the third quarter was primarily the result of an increase in Kratos’ accounts receivable days sales outstanding, which were impacted by delays in expected milestone payments on certain production contracts, furloughs of government customer personnel, uncertainty within Kratos’ U.S. Federal Government customers leading up to a potential U.S. Federal government shutdown, which occurred on October 1, 2013, and the potential for a U.S. debt ceiling default in October 2013. At September 29, 2013, Kratos reported total backlog of $1.1 billion and a qualified bid and proposal pipeline of $4.6 billion. At June 30, 2013, Kratos reported total backlog of $1.1 billion.

For the third quarter of 2013, Kratos reported Pro Forma EPS from Continuing Operations of $0.02.  Kratos believes that reporting Pro Forma EPS is a meaningful metric to present the Company’s earnings.  Pro Forma EPS excludes non-cash amortization expenses, as the Company has historically been acquisitive, and excludes certain and non-recurring items such as unused office space, excess capacity and restructuring costs, and contract design retrofit costs, and includes cash actually expected to be paid for income taxes in order to reflect the benefit of the Company's Net Operating Loss carry forwards of over $300 million.  For the third quarter of 2013, GAAP EPS was a loss of $0.17, which includes a loss from discontinued operations of $0.4 million, or $0.00 per share.

Kratos today updated its previously communicated full fiscal year 2013 Revenue guidance to $955 million to $975 million and provided fourth quarter Revenue guidance of $240 million to $260 million.  Kratos updated its previously communicated full fiscal year Adjusted EBITDA guidance to $102 to $106 million and provided fourth quarter Adjusted EBITDA guidance of $26 million to $30 million.  Kratos also updated its previously communicated full fiscal year 2013 Adjusted Free Cash guidance to $5 to $15 million.  Kratos' updated financial guidance reflects the estimated impact to certain Kratos contracts and programs from the U.S. Federal Government shutdown from October 1, 2013 through October 17, 2013, the potential for a U.S. debt ceiling default in October 2013, furloughs of government customer personnel, no new program starts being allowed under the current Continuing Resolution Authorization and the resultant delays in expected customer orders, new contract awards, procurement decisions, and Kratos’ ability to receive Government approval to ship products and receive payments. Kratos’ updated financial guidance also reflects the current expected potential impact to Kratos’ U.S. Federal Government customer related contracts and programs regarding potential uncertainty related to the January 15, 2014 existing Continuing Resolution Authorization expiration date.

Eric DeMarco, Kratos’ President & CEO, said, “In spite of the recent and expected near term challenging budgetary and industry environment, Kratos delivered solid third quarter results, our bid and proposal pipeline increased to $4.6 billion, our backlog remained at $1.1 billion, and we are forecasting sequential increases in Revenue and Adjusted EBITDA of approximately 10 percent in our fourth quarter.  Importantly, Kratos has not lost or had cancelled any significant existing or expected contract, program or customer opportunity as a result of the Federal Government budgetary situation, although we have experienced significant delays in order flow, expected new contract awards and cash receipts, particularly since October 1 when the now resolved Federal Government shutdown began.  In addition, over the past few months Kratos has made important progress with two of our long term strategic initiatives: our ballistic missile and unmanned aerial target and system areas, with several successful flights of new Kratos vehicles, and the opportunity for significant organic growth for our BMD Targets business in 2014.  Also in the third quarter, Kratos was a prime contract awardee on the Department of Homeland Security’s five year, $6 billion MAC BPA continuous monitoring cyber program.  We believe this contract award affirms Kratos’ position as one of the leading cyber security solutions providers in the industry and provides Kratos with a significant new potential future growth vehicle and opportunity.”  Mr. DeMarco continued, “In the third quarter, Kratos’ critical infrastructure security business continued its solid year to date organic revenue growth generation, with the fourth quarter of 2013 currently looking particularly strong for this business.  Regarding Kratos’ capital structure, we are considering a potential near term refinancing of our Senior Notes, and we currently estimate that we can achieve a substantial interest rate reduction based on recent market information.  We are watching the financing markets closely, with terms, interest rates, Kratos’ cash balance and overall liquidity all factors in our analysis. As we begin the fourth quarter, we continue to focus internally on operations, aggressively managing the corporation’s cost structure while also investing in potential growth areas, including unmanned systems, ballistic missile targets, cyber solutions, electronic warfare and critical infrastructure security.”

Management will discuss the financial results in a conference call beginning at 2:00 p.m. Pacific (5:00 p.m. Eastern) today. Analysts and institutional investors may participate in the conference call by dialing 866-393-0674, referencing the call by ID number 88261226.  The general public may access the conference call by dialing (877) 344-3935 or on the day of the event by visiting www.kratosdefense.com for a simultaneous webcast. A replay of the webcast will be available on the Kratos web site approximately two hours after the conclusion of the conference call.

About Kratos Defense & Security Solutions
Kratos Defense & Security Solutions, Inc. (Nasdaq:KTOS) is a specialized National Security technology business providing mission critical products, services and solutions for United States National Security.  Kratos' core capabilities are sophisticated engineering, manufacturing and system integration offerings for National Security platforms and programs. Kratos' areas of expertise include Command, Control, Communications, Computing, Combat Systems, Intelligence, Surveillance and Reconnaissance (C5ISR), satellite communication systems, electronic warfare, unmanned systems, missile defense, cyber warfare, cyber security, information assurance, and critical infrastructure security.  Kratos has primarily an engineering and technically oriented work force of approximately 3,900.  The vast majority of Kratos' work is performed on a military base, in a secure facility or at a critical infrastructure location.  Kratos' primary end customers are national security related agencies.  News and information are available at www.KratosDefense.com.

Notice Regarding Forward-Looking Statements
This news release and filing contains certain forward-looking statements that involve risks and uncertainties, including, without limitation, express or implied statements concerning the Company’s expectations regarding its future financial performance, bid and proposal pipeline, demand for its products and services, performance of key contracts, timing and expected impact of integration and divestiture activities, and market and industry developments, including the potential impact of sequestration and the impact of Federal budget cuts on our business. Such statements are only predictions, and the Company’s actual results may differ materially. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise. Factors that may cause the Company’s results to differ include, but are not limited to: risks to our business and financial results related to the reductions and other spending constraints imposed on the U.S. Government and our other customers, including as a result of sequestration, the Federal budget deficit and Federal government shut-downs; risks of adverse regulatory action or litigation; risks associated with debt leverage and our ability to refinance our debt on favorable terms, or at all, including the timing and expected cost savings and cash flow improvements anticipated to result from a potential refinancing of our outstanding senior notes; risks that our cost cutting initiatives will not provide the anticipated benefits; risks that changes, cutbacks or delays in spending by the U.S. Department of Defense may occur, which could cause delays or cancellations of key government contracts; risks that changes may occur in Federal government (or other applicable) procurement laws, regulations, policies and budgets; risks of the availability of government funding for the Company's products and services due to performance, cost growth, or other factors, changes in government and customer priorities and requirements (including cost-cutting initiatives, the potential deferral of awards, terminations or reduction of expenditures to respond to the priorities of Congress and the Administration, or budgetary cuts resulting from Congressional committee recommendations or automatic sequestration under the Budget Control Act of 2011), risks of increases in the Federal government initiatives related to in-sourcing; risks related to security breaches, including cyber security attacks and threats or other significant disruptions of our information systems, facilities and infrastructures; risks related to our compliance with applicable contracting and procurement laws, regulations and standards; risks relating to contract performance; risks related to failure of our products or services; risks of our subcontractors’ or suppliers’ failure to perform their contractual obligations, including the appearance of counterfeit or corrupt parts in our products; changes in the competitive environment (including as a result of bid protests); failure to successfully integrate acquired operations and competition in the marketplace, which could reduce revenues and profit margins; risks associated with  divestiture of non-core businesses; risks that potential future goodwill impairments will adversely affect our operating results; risks that anticipated tax benefits will not be realized in accordance with our expectations; risks that a change in ownership of our stock could cause further limitation to the future utilization of our net operating losses; risks that the current economic environment will adversely impact our business; risks and costs associated with our potential senior notes refinancing, which may not be completed  on terms and conditions as favorable as we expect or which may not be completed at all due to adverse market conditions, changes in our business, or other reasons; and risks related to natural disasters or severe weather. These and other risk factors are more fully discussed in the Company’s Annual Report on Form 10-K for the period ended December 30, 2012, and in our other filings made with the Securities and Exchange Commission.

Note Regarding Use of Non-GAAP Financial Measures

This news release contains non-GAAP financial measures, including  Pro Forma EPS (computed using net income (loss) from continuing operations before income taxes, excluding amortization of purchased intangibles, acquisition related items, restructuring related items and other, unused office space expense and contract design retrofit costs, less the estimated tax cash payments), Adjusted EBITDA (which excludes losses from discontinued operations, acquisition related items, restructuring related items and other, stock compensation expense, unused office space expense, contract design retrofit costs and the associated margin rates), and Free Cash Flow (which is computed using Cash Flow from Operating Activities less Capital Expenditures).   Kratos believes this information is useful to investors because it provides a basis for measuring the Company’s available capital resources, the actual and forecasted operating performance of the Company’s business and the Company’s cash flow, excluding extraordinary items and non-cash items that would normally be included in the most directly comparable measures calculated and presented in accordance with generally accepted accounting principles.  The Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s actual and forecasted operating performance, capital resources and cash flow.  Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and investors should carefully evaluate the Company’s financial results calculated in accordance with GAAP and reconciliations to those financial statements.  In addition, non-GAAP financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies.  As appropriate, the most directly comparable GAAP financial measures and information reconciling these non-GAAP financial measures to the Company’s financial results prepared in accordance with GAAP are included in this news release.

Kratos Defense & Security Solutions
Unaudited Condensed Consolidated Statements of Operations
(in millions, except per share data)

	Three Months Ended		Nine Months Ended
	September 29,	September 30,	September 29,	September 30,
	2013	2012	2013	2012

Service revenues	$ 108.8	$ 125.6	$ 335.0	$ 339.8
Product sales	117.6	150.7	379.9	365.8
Total revenues	226.4	276.3	714.9	705.6
Cost of service revenues	82.4	98.3	254.3	264.8
Cost of product sales	91.7	103.9	282.1	251.6
Total costs	174.1	202.2	536.4	516.4
Gross profit - services	26.4	27.3	80.7	75.0
Gross profit - products	25.9	46.8	97.8	114.2

Total gross profit	52.3	74.1	178.5	189.2

Selling, general and administrative expenses	37.9	40.1	114.5	104.7
Restructuring and acquisition related items and other	0.4	0.3	(0.5)	2.7
Research and development expenses	4.8	4.5	14.5	12.9
Unused office space expense and other	(6.8)	0.7	(6.8)	2.1
Depreciation	0.9	1.4	3.1	3.8
Amortization of intangible assets	9.0	13.0	27.3	32.4
Operating income	6.1	14.1	26.4	30.6
Interest expense, net	(16.2)	(17.6)	(48.7)	(49.9)
Other income (expense), net	0.8	0.4	0.2	1.3
Loss from continuing operations before income taxes	(9.3)	(3.1)	(22.1)	(18.0)
Provision for income taxes	0.2	1.3	2.9	3.8
Loss from continuing operations	(9.5)	(4.4)	(25.0)	(21.8)
Income (loss) from discontinued operations, net of taxes	(0.4)	0.2	(4.8)	(2.6)
Net loss	$ (9.9)	$ (4.2)	$ (29.8)	$ (24.4)

Basic loss per common share:
Loss from continuing operations	$ (0.17)	$ (0.08)	$ (0.44)	$ (0.50)
Income (loss) from discontinued operations, net of taxes	-	0.01	(0.08)	(0.06)
Net loss	$ (0.17)	$ (0.07)	$ (0.52)	$ (0.56)

Diluted loss per common share:
Loss from continuing operations	$ (0.17)	$ (0.08)	$ (0.44)	$ (0.50)
Income (loss) from discontinued operations, net of taxes	-	0.01	(0.08)	(0.06)
Net loss	$ (0.17)	$ (0.07)	$ (0.52)	$ (0.56)

Weighted average common shares outstanding
Basic	57.1	56.6	56.7	43.8
Diluted	57.1	56.6	56.7	43.8

Adjusted EBITDA (1)	$ 24.0	$ 34.4	$ 75.7	$ 83.8

Note: (1) Adjusted EBITDA is a non-GAAP measure defined as GAAP net income (loss) plus (income) loss from discontinued
operations, interest expense, net, income taxes, depreciation and amortization, stock compensation, amortization of intangible assets, and restructuring and acquisition related items and other.

Adjusted EBITDA as calculated by us may be calculated differently than EBITDA for other companies. We have provided Adjusted
EBITDA because we believe it is a commonly used measure of financial performance in comparable companies and is provided to help investors evaluate companies on a consistent basis, as well as to enhance an understanding of our operating results. Adjusted
EBITDA should not be construed as either an alternative to net income or as an indicator of our operating performance or an alternative to cash flows as a measure of liquidity. Please refer to the following table that reconciles GAAP net loss to Adjusted EBITDA:

Reconciliation of Net loss to Adjusted EBITDA is as follows:

	Three Months Ended		Nine Months Ended
	September 29,	September 30,	September 29,	September 30,
	2013	2012	2013	2012

Net loss	$ (9.9)	$ (4.2)	$ (29.8)	$ (24.4)
(Income) loss from discontinued operations	0.4	(0.2)	4.8	2.6
Restructuring and acquisition related items and other	3.5	0.3	3.8	2.7
Interest expense, net	16.2	17.6	48.7	49.9
Contract design retrofit costs	5.4	-	5.4	-
Provision for income taxes	0.2	1.3	2.9	3.8
Depreciation *	3.9	3.6	13.4	10.1
Stock compensation	2.1	2.3	6.0	4.6
Unused office space expense and other	(6.8)	0.7	(6.8)	2.1
Amortization of intangible assets	9.0	13.0	27.3	32.4

Adjusted EBITDA	$ 24.0	$ 34.4	$ 75.7	$ 83.8

* Includes depreciation reported in cost of service revenues and product sales.

Reconciliation of restructuring and acquisition related items and other included in Adjusted EBITDA:
	Three Months Ended		Nine Months Ended
	September 29,	September 30,	September 29,	September 30,
	2013	2012	2013	2012
Acquisition related expenses	$ -	$ 0.3	$ 0.2	$ 2.7
Excess capacity and restructuring costs	3.3	-	5.5	-
Non-recurring audit fees	-	-	0.6	-
Litigation related costs and accrual	0.2	-	(2.5)	-

	$ 3.5	$ 0.3	$ 3.8	$ 2.7

Kratos Defense & Security Solutions
Unaudited Segment Data
(in millions)

	Three Months Ended		Nine Months Ended
	September 29,	September 30,	September 29,	September 30,
	2013	2012	2013	2012
Revenues:
Government Solutions	$ 174.6	$ 223.5	$ 560.8	$ 568.2
Public Safety & Security	51.8	52.8	154.1	137.4
Total revenues	$ 226.4	$ 276.3	$ 714.9	$ 705.6

Operating income (loss) from continuing operations:
Government Solutions	$ 6.4	$ 14.0	$ 23.8	$ 32.4
Public Safety & Security	1.8	3.3	5.7	7.3
Other activities	(2.1)	(3.2)	(3.1)	(9.1)
Total operating income from continuing operations	$ 6.1	$ 14.1	$ 26.4	$ 30.6

Note: Other activities in the three months ended September 29, 2013 and September 30, 2012 include acquisition expenses of $0.0 million and $0.3 million, respectively, and for the nine months ended September 29, 2013 and September 30, 2012 include acquisition expenses of $0.2 million and $2.7 million, respectively.

Reconciliation of consolidated Adjusted EBITDA to Adjusted EBITDA by segment is as follows:

	Three Months Ended		Nine Months Ended
	September 29,	September 30,	September 29,	September 30,
	2013	2012	2013	2012

KGS	$ 21.1	$ 30.2	$ 66.3	$ 73.9
% of revenue	12.1%	13.5%	11.8%	13.0%
PSS	2.9	4.2	9.4	9.9
% of revenue	5.6%	8.0%	6.1%	7.2%
Total	$ 24.0	$ 34.4	$ 75.7	$ 83.8
% of revenue	10.6%	12.5%	10.6%	11.9%

Kratos Defense & Security Solutions
Unaudited Condensed Consolidated Balance Sheet
(in millions)

	As of
	September 29,	December 30,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$ 49.8	$ 49.0
Restricted cash	5.0	5.5
Accounts receivable, net	269.0	271.9
Inventoried costs	83.4	94.3
Prepaid expenses	18.4	17.4
Other current assets	3.7	17.3
Total current assets	429.3	455.4
Property, plant and equipment, net	84.5	85.6
Goodwill	596.4	596.4
Intangible assets, net	78.8	106.1
Other assets	35.7	40.4
Total assets	$ 1,224.7	$ 1,283.9
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$ 57.7	$ 83.6
Accrued expenses	45.4	46.4
Accrued compensation	37.1	47.8
Accrued interest	22.0	6.3
Billings in excess of costs and earnings on uncompleted contracts	51.2	43.7
Deferred income tax liability	29.0	28.9
Other current liabilities	13.8	22.1
Total current liabilities	256.2	278.8
Long-term debt principal, net of current portion	629.0	629.7
Long-term debt premium	15.6	18.7
Other long-term liabilities	22.2	32.6
Total liabilities	923.0	959.8
Commitments and contingencies
Stockholders’ equity:
Preferred stock, 5,000,000 shares authorized, $0.001 par value, no shares outstanding at September 29, 2013 and December 30, 2012.	-	-
Common stock, $0.001 par value, 195,000,000 shares authorized; 57,048,005 and 56,613,024 shares issued and outstanding at September 29, 2013 and December 30, 2012, respectively.	-	-
Additional paid-in capital	854.5	847.1
Accumulated other comprehensive loss	(0.8)	(0.8)
Accumulated deficit	(552.0)	(522.2)
Total stockholders’ equity	301.7	324.1
Total liabilities and stockholders’ equity	$ 1,224.7	$ 1,283.9

Kratos Defense & Security Solutions
Unaudited Condensed Consolidated Statement of Cash Flows
(in millions)

	Nine Months Ended
	September 29,	September 30,
	2013	2012
Operating activities:
Net loss	$ (29.8)	$ (24.4)
Less: Loss from discontinued operations	(4.8)	(2.6)
Loss from continuing operations	(25.0)	(21.8)
Adjustments to reconcile loss from continuing operations to net cash provided by operating activities from continuing operations:
Depreciation and amortization	40.7	42.5
Deferred income taxes	-	1.4
Stock‑based compensation	6.0	4.6
Change in unused office space accrual	(6.8)	-
Amortization of deferred financing costs	3.9	3.8
Amortization of premium on Senior Secured Notes	(3.1)	(3.1)
Provision for doubtful accounts	0.8	0.4
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	2.1	(6.3)
Inventoried costs	10.9	(10.4)
Prepaid expenses and other assets	0.3	(1.9)
Accounts payable	(26.1)	22.8
Accrued compensation	(10.8)	(1.5)
Accrued expenses	(1.5)	(5.2)
Accrued interest payable	15.6	16.6
Billings in excess of costs and earnings on uncompleted contracts	7.5	(4.7)
Income tax receivable and payable	3.9	(0.8)
Other liabilities	(7.4)	(1.3)
Net cash provided by operating activities from continuing operations	11.0	35.1
Investing activities:
Cash paid for acquisitions, net of cash acquired	2.2	(149.4)
Decrease in restricted cash	0.5	0.5
Proceeds from the disposition of discontinued operations	0.4	-
Capital expenditures	(12.2)	(12.0)
Net cash used in investing activities from continuing operations	(9.1)	(160.9)
Financing activities:
Proceeds from the issuance of common stock	-	97.0
Cash paid for contingent acquisition consideration	(2.1)	(2.5)
Borrowings under line of credit	-	40.0
Repayment of debt	(0.8)	(40.8)
Debt issuance costs	-	(1.2)
Other	1.2	(0.9)
Net cash (used in) provided by financing activities from continuing operations	(1.7)	91.6
Net cash flows from continuing operations	0.2	(34.2)
Net operating cash flows from discontinued operations	0.5	2.1
Effect of exchange rate changes on cash and cash equivalents	0.1	0.1
Net increase (decrease) in cash and cash equivalents	0.8	(32.0)
Cash and cash equivalents at beginning of period	49.0	69.6
Cash and cash equivalents at end of period	$ 49.8	$ 37.6

Kratos Defense & Security Solutions
Unaudited Non-GAAP Measures
Adjusted Earnings Before Amortization and Acquisition Related Expenses and Other Items
(in millions, except per share data)

	Three Months Ended		Nine Months Ended
	September 29,	September 30,	September 29,	September 30,
	2013	2012	2013	2012

Loss from continuing operations before taxes	$ (9.3)	$ (3.1)	$ (22.1)	$ (18.0)
Add: Amortization of intangible assets	9.0	13.0	27.3	32.4
Add: Unused office space expense and other	(6.8)	0.7	(6.8)	2.1
Add: Contract design retrofit costs	5.4	-	5.4	-
Add: Restructuring and acquisition related items and other	3.5	0.3	3.8	2.7
Adjusted income from continuing operations before income taxes	$ 1.8	$ 10.9	$ 7.6	$ 19.2

Estimated cash tax provision	0.8	0.9	2.4	2.7
Adjusted income from continuing operations before acquisition and amortization expenses	$ 1.0	$ 10.0	$ 5.2	$ 16.5

Diluted income per common share:
Adjusted income from continuing operations	$ 0.02	$ 0.18	$ 0.09	$ 0.38

Weighted average common shares outstanding
Diluted	57.1	56.6	56.7	43.8

-end-